NewVoiceMedia Limited

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

31ST JANUARY 2018

NEWVOICEMEDIA LIMITED | COMPANY NUMBER: 03602868

TABLE OF CONTENTS

Company Information

Directors	R Rutherford D Pearson G Sochovsky
Registered Office	NewVoiceMedia House Jays Close Basingstoke Hampshire RG22 4BS
Registered Number	3602868
Independent Auditors	PricewaterhouseCoopers LLP Chartered Accountants and Statutory Auditors The Atrium 1 Harefield Road Uxbridge Middlesex UB8 1EX
Bankers	HSBC 58-59 High Street Winchester Hampshire SG23 9BZ

DIRECTORS RESPONSIBILITY STATEMENT FOR THE YEAR ENDED 31 JANUARY 2018

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Financial Reporting Standard 102 *The Financial Reporting Standard applicable in the UK and Republic of Ireland* ("FRS 102"); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

To the **Board of Directors**

We have audited the accompanying consolidated financial statements of NewVoicemedia Limited and its subsidiaries, which comprise the consolidated balance sheets as of 31 January 2018 and 31 January 2017, and the related consolidated income statements and consolidated statements of comprehensive income, changes in equity and of cash flows, for the years then ended,which, as described in Note 2 to the consolidated financial statements, have been prepared on the basis of accounting principles generally accepted in the United Kingdom.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United Kingdom, namely, the Financial Reporting Standard 102 'The Financial Reporting Standard application in UK and Republic of Ireland' and the Companies Act 2006 (together "United Kingdom Generally Accepted Accounting Practices"); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NewVoiceMedia Limited and its subsidiaries as of 31 January 2018 and 31 January 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

Basis of Accounting

As discussed in Note 2 to the consolidated financial statements, the Company prepares its consolidated financial statements on the basis of accounting principles generally accepted in the United Kingdom, Financial Reporting Standard 102 the accounting standard applicable in UK and Ireland ("FRS 102"), which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Uxbridge, United Kingdom

15 January 2019

CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED 31 JANUARY 2018

	Note	Group 2018	Group 2017
Turnover	4	43,380,880	32,204,356
Cost of sales		(11,792,166)	(9,691,297)
Gross profit		31,588,714	22,513,059
Administrative expenses		(47,436,336)	(43,921,324)
Operating loss		(15,847,622)	(21,408,265)
Interest receivable and similar income	8	16,379	123,787
Interest payable and similar charges	8	(194,569)	(247,992)
Net interest (expense)/income		(178,190)	(124,205)
Loss on ordinary activities before taxation		(16,025,812)	(21,532,470)
Tax credit on loss on ordinary activities	9	756,360	710,693
Loss for the financial year		(15,269,452)	(20,821,777)
Loss attributable to:			
Owners of the parent		(15,269,452)	(20,821,777)
		(15,269,452)	(20,821,777)

The notes on pages 13 to 38 form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED 31 JANUARY 2018

	Year ended 31 January 2018	2017
Loss for the financial year	(15,269,452)	(20,821,777)
Other comprehensive income:		
Currency translation differences	501,935	58,174
Other comprehensive income for the year, net of tax	501,935	58,174
Total comprehensive income for the year	(14,767,517)	(20,763,603)
Total comprehensive income attributable to:		
Owners of the parent	(14,767,517)	(20,763,603)
	(14,767,517)	(20,763,603)

The notes on pages 13 to 38 form an integral part of these financial statements.

CONSOLIDATED AND COMPANY BALANCE SHEETS
AS AT 31 JANUARY 2018

	Note	Group		Company	
		2018	2017	2018	2017
Fixed assets					
Tangible assets	10	2,741,725	3,310,193	2,525,954	3,012,454
Subsidiary undertakings	11	0	0	167,888	146,424
		2,741,725	3,310,193	2,693,842	3,158,878
Current assets					
Debtors	12	13,387,868	12,118,480	10,114,926	8,446,269
Cash at bank and in hand		10,294,515	19,199,310	6,376,926	15,598,426
		23,682,383	31,317,790	16,491,852	24,044,695
Creditors - amounts falling due within one year	13	(31,506,028)	(25,206,400)	(27,600,420)	(21,225,075)
Net current (liabilities)/assets		(7,823,645)	6,111,390	(11,108,568)	2,819,620
Total assets less current liabilities		(5,081,920)	9,421,583	(8,414,726)	5,978,498
Net (liabilities)/assets		(5,081,920)	9,421,583	(8,414,726)	5,978,498
Capital and reserves					
Called up share capital	18	1,893,244	1,886,140	1,893,244	1,886,140
Share premium account		88,895,631	88,339,328	88,895,631	88,339,328
Other reserves		1,781,937	1,579,395	1,195,043	1,411,812
Profit and loss account		(97,652,732)	(82,383,280)	(100,398,644)	(85,658,782)
Equity attributable to owners of the parent		(5,081,920)	9,421,583	(8,414,726)	5,978,498
Total equity		(5,081,920)	9,421,583	(8,414,726)	5,978,498

The loss for the Company for the year ended 31 January 2018 was £14,739,862 (2017: £23,185,306).

The notes on pages 13 to 38 are an integral part of these financial statements.

The financial statements were approved by the Board of Directors on 15 January 2019 and were signed on its behalf by:

G. Soc

Guy Sochovsky
Director

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 JANUARY 2018

Group	Called up share capital £	Share premium £	Other reserves £	Retained earnings £	Total equity £
Balance as at 31 January 2016	1,870,970	87,752,482	2,344,741	(61,561,503)	30,406,690
Loss for the year 31 January 2017	0	0	0	(20,821,777)	(20,821,777)
Other comprehensive expense for the year	0	0	58,174	0	58,174
Total comprehensive expenses	0	0	58,174	(20,821,777)	(20,763,603)
Credit relating to equity-settled share based payments	0	0	(236,774)	0	(236,774)
Transfers	0	586,746	(586,746)	0	0
Share issues	15,170	100	0	0	15,270
Total transactions with owners, recognised directly in equity	15,170	586,846	(823,520)	0	(221,504)
Balance as at 31 January 2017	1,886,140	88,339,328	1,579,395	(82,383,280)	9,421,583
Loss for the year 31 January 2018	0	0	0	(15,269,452)	(15,269,452)
Other comprehensive expense for the year	0	0	501,935	0	501,935
Total comprehensive expenses	0	0	501,935	(15,269,452)	(14,767,517)
Credit relating to equity-settled share based payments	0	0	234,910	0	234,910
Transfers	0	534,303	(534,303)	0	0
Share issues	7,104	22,000	0	0	29,104
Total transactions with owners, recognised directly in equity	7,104	556,303	(299,393)	0	264,014
Balance as at 31 January 2018	1,893,244	88,895,631	1,781,937	(97,652,732)	(5,081,920)

The notes on pages 13 to 38 form an integral part of these financial statements.

COMPANY STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 JANUARY 2018

Company	Called up share capital £	Share premium £	Other reserves £	Profit & loss account £	Total equity £
Balance as at 31 January 2016	1,870,970	87,752,483	2,018,974	(62,473,476)	29,168,951
Loss for the year 31 January 2017	0	0	0	(23,185,306)	(23,185,306)
Other comprehensive income for the year	0	0	216,358	0	216,358
Total comprehensive expenses	0	0	216,358	(23,185,306)	(22,968,948)
Credit relating to equity-settled share based payments	0	0	(236,775)	0	(236,775)
Transfers	0	586,745	(586,745)	0	0
Share issues	15,170	100	0	0	15,270
Total transactions with owners, recognised directly in equity	15,170	586,845	(607,162)	(23,185,306)	(23,190,453)
Balance as at 31 January 2017	1,886,140	88,339,328	1,411,812	(85,658,782)	5,978,498
Loss for the year 31 January 2018	0	0	0	(14,739,862)	(14,739,862)
Other comprehensive expense for the year	0	0	82,624	0	82,624
Total comprehensive expenses	0	0	82,624	(14,739,862)	(14,657,238)
Credit relating to equity-settled share based payments	0	0	234,910	0	234,910
Transfers	0	534,303	(534,303)	0	0
Share issues	7,104	22,000	0	0	29,104
Total transactions with owners, recognised directly in equity	7,104	556,303	(299,393)	0	264,014
Balance as at 31 January 2018	1,893,244	88,895,631	1,195,043	(100,398,644)	(8,414,726)

The notes on pages 13 to 38 form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 JANUARY 2018

	notes	2018 £	2017 £
Net cash from operating activities	19	(8,883,379)	(17,951,669)
R&D tax credit received		960,834	1,179,177
Taxation received / (paid)		(178,237)	(370,133)
Net cash generated from operating activities		(8,100,782)	(17,142,625)
Cash flows from investing activities			
Purchase of tangible assets		(424,391)	(2,204,839)
Proceeds from sale of tangible assets		3,241	2,494
Interest received	8	16,379	123,787
Net cash used in investing activities		(404,771)	(2,078,558)
Cash flows from financing activities			
Interest paid	8	(194,569)	(247,992)
Exercise proceeds from share based payments		29,104	15,270
Net cash used in financing activities		(165,465)	(232,722)
Net decrease in cash and cash equivalents		(8,671,018)	(19,453,905)
Cash and cash equivalents at the beginning of the year		19,199,310	38,841,274
Foreign exchange translation adjustment		(233,777)	(188,059)
Cash and cash equivalents at end of year		10,294,515	19,199,310
Cash and cash equivalent consists of:			
Cash at bank and in hand		10,294,515	19,199,310
Cash and cash equivalents		10,294,515	19,199,310

The notes on pages 13 to 38 form an integral part of these financial statements.

General information

NewVoiceMedia Limited ("the Company") and its subsidiaries (together "the Group") provides a cloud contact centre and inside sales platform. ContactWorld increases the efficiency of inside sales teams by focusing on the right leads, automating the dialling process and presenting local calling numbers to increase pickup rates. Management information is improved from detailed reporting and dashboards. ContactWorld provides a global, true-cloud contact centre solution that delivers a personalised service to every enquiry.

The Company is a private company limited by shares and is incorporated in England in the United Kingdom. The address of its registered office is NewVoiceMedia House, Jays Close, Basingstoke, Hampshire RG22 4BS.

1. Statement of compliance

The Group and individual financial statement of NewVoiceMedia Limited have been prepared in compliance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, "The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland" ("FRS 102") and the Companies Act 2006.

2. Summary of significant accounting policies

(a) Basis of Preparation

These consolidated and separate financial statements are prepared on a going concern basis, under the historical cost convention. The accounting policies have been applied consistently, other than where new policies have been adopted.

The preparation of financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group and the Company accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 3.

The company has taken advantage of the exemption in section 408 of the Companies Act from disclosing its individual profit and loss account.

Exemptions for qualifying entities under FRS 102

FRS102 allows the qualifying entity certain disclosure exemptions, subject to certain conditions, which have been complied with, including notification of, and no objection to, the use of exemptions by the Company's shareholders.

The Company has taken advantage of the following exemptions:

(i) From preparing a statement of cash flows, on the basis that it is a qualifying entity and the consolidated statement of cash flows, included in these financial statements, includes the Company's cash flows.

(b) Going concern

During the year to 31 January 2018, the Group met its day to day working capital requirements through use of its cash reserves, supported by access to bank facilities. The current economic conditions continue to create uncertainty over (a) the level of demand for the Group's products; and (b) the availability of bank finance for the foreseeable future. The Group's forecasts and projections, taking account of reasonable possible changes in trading performance, show that the Group should be able to operate within the level of its current facilities. After making enquires, the directors have a reasonable expectation that the Groups has adequate resources to continue in operational existence for the foreseeable future. The Group therefore continues to adopt the going concern basis in preparing its financial statements.

Since the acquisition by Vonage Holdings Corp on 31 October 2018, the directors of Vonage Holdings Corp have provided a letter confirming support for the Group covering at least 12 months from the date of these financial statements.

(c) Basis of consolidation

The Group consolidated financial statements include the financial statements of the Company and all of its subsidiary undertakings.

A subsidiary is an entity controlled by the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

Where a subsidiary has different accounting policies to the Group, adjustments are made to those subsidiary financial statements to apply the Group's accounting policies when preparing the consolidated financial statements.

All intra-Group transactions, balances, income and expenses are eliminated on consolidation.

(d) Foreign currency

(i) *Functional and presentation currency*

The Group financial statements are presented in pounds sterling.

The Company's functional and presentation currency is the pound sterling.

(ii) *Transactions and balances*

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency monetary items are translated using the closing rate. Non-monetary items measured at historical costs are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when the fair value was determined.

Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the profit and loss account.

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the profit and loss account within 'finance expense)/income'. All other foreign exchange gains and losses are presented in the profit and loss account within 'Other operating (losses)/gains'.

(iii) *Translation*
The trading results of Group undertakings are translated into sterling at the average exchange rates for the year. The assets and liabilities of overseas undertakings, including goodwill and fair value adjustments arising on acquisition, are translated at the exchange rates ruling at the year end. Exchange adjustments arising from the retranslation of opening net investments and from the translation of the profits or losses at average rates are recognised in 'Other comprehensive income'.

(e) Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents the amount receivable for goods supplied or services rendered, net of returns, discounts and rebates allowed by the Group and value added taxes.

The Group derives revenue from two principal sources:

- the provision of cloud based software services; and
- the provision of professional services comprising installation, setup and consulting services.

For each revenue stream, revenue is not recognized unless and until the criteria below are met:

- Persuasive evidence of an agreement with a customer exists; being a signed contract
- Installation and setup of the software is complete, services have been delivered and the software is available for use by the customer.
- Collection of the consideration is probable; and
- The fee has been contractually agreed and therefore the revenue can be reliably measured.

Cloud based software services

Subscription services fees cover use of the call centre software and support fees and may include an allowance for telecommunication minutes: these are typically billed in advance with associated revenue recognised rateably as the services are delivered. Where additional telecommunication minutes are consumed by customers, this revenue is recognised as billable.

In relation to the telecommunications minutes, the Group is concluded to be the principal in the arrangement as the minutes are an integral of the service consumed by customers and the Group sets prices to customers and bears the credit risk.

Professional Services

Professional services revenue, covering installation, setup and consulting services, is billed in advance and recognised rateably over the associated contract term.

Other

Other revenue, including hardware, is recognised as billable.

(f) Employee benefits

The Group provides a range of benefits to employees, including annual bonus arrangements, paid holiday arrangements and defined contribution pension plans.

Short-term benefits

Short-term benefits, including holiday pay and other similar non-monetary benefits, are recognised as an expense in the period in which the service is received.

Defined contribution pension plans

The Group operates a number of country-specific defined contribution plans for its employees. A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. Once the contributions have been paid the Group has no further payment obligations. The contributions are recognised as an expense when they are due. Amounts not paid are shown in accruals in the balance sheet. The assets of the plan are held separately from the Group in independently administered funds.

Annual Bonus Plans

The Group operates a number of annual bonus plans for employees. An expense is recognised in the profit and loss account when the Group has a legal or constructive obligation to make payments under the plans as a result of past events and a reliable estimate of the obligation can be made.

Share-based payments

The Company operates a number of equity settled share based compensation plans. As required the Company follows FRS102 section 26 when accounting for equity settled share based compensation plans. Further details are provided under note 7.

(g) Taxation

Taxation expenses for the period comprises current and deferred tax recognised in the reporting period. Tax is recognised in the profit and loss account, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case tax is also recognised in other comprehensive income or directly in equity respectively.

Current or deferred taxation assets and liabilities are not discounted.

(i) Current tax

Current tax is the amount of income tax payable in respect of the taxable profit for the year or prior years. Tax is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the period end.

Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to tax authorities.

(ii) Deferred tax

Deferred tax arises from timing differences that are differences between taxable profits and total comprehensive income as stated in the financial statements. These timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in financial statements.

Deferred tax is recognised on all timing differences at the reporting date. Unrelieved tax losses and other deferred tax assets are only recognised when it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the period end and that are expected to apply to the reversal of the timing difference.

(h) Tangible assets

Tangible fixed assets are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes the original purchase price, costs directly attributable to bringing the asset to its working condition for its intended use, dismantling and restoration costs.

Depreciation is calculated using the straight line method, to allocate the depreciable amount to their residual values over their estimated useful lives, as follows:

Computer equipment - office	3 years
Computer equipment - node	5 years
Fixtures and fittings	4 years

The assets' residual values and useful lives are reviewed, and adjusted, if appropriate, at the end of each reporting period. The effect of any change is accounted for prospectively.

Derecognition

Tangible assets are derecognised on disposal or when no future economic benefits are expected. On disposal, the difference between the net disposal proceeds and the carrying amount is recognised in the profit or loss account.

(I) Borrowing costs

All borrowing costs are recognised in profit or loss in the period in which they are incurred. Hercules Technology Growth Capital Inc provides a revolver loan facility. Note 14 provides details.

(j) **Leased assets**

At inception the Group assesses agreements that transfer the right to use assets. The assessment considers whether the arrangement is, or contains, a lease based on the substance of the arrangement.

Finance leased assets

Leases of assets that transfer substantially all the risks and rewards incidental to ownership are classified as finance leases.

Finance leases are capitalised at commencement of the lease as assets at the fair value of the leased asset or, if lower, the recent value of the minimum lease payments calculated using the interest rate implicit in the lease. Where the implicit rate cannot be determined the Group's incremental borrowing rate is used. Incremental direct costs, incurred in negotiating and arranging the lease, are included in the cost of the asset.

Assets are depreciated over the shorter of the lease term and the estimated useful life of the asset. Assets are assessed for impairment at each reporting date.

The capital element of lease obligations is recorded as a liability on inception of the arrangement. Lease payments are apportioned between capital repayment and finance charge, using the effective interest rate method, to produce a constant rate of charge on the balance of the capital repayments outstanding.

Operating leased assets

Leases that do not transfer all the risks and rewards of ownership are classified as operating leases. Payments under operating leases are charged to the profit and loss account on a straight-line basis over the period of the lease.

Lease incentives

Incentives received to enter into a finance lease reduce the fair value of the asset and are included in the calculation of present value of minim lease payments.

Incentives received to enter into an operating lease are credited to the profit and loss account, to reduce the lease expense, on a straight-line basis over the period of the lease.

The Group has taken advantage of the exemption in respect of lease incentives on leases in existence on date of transition to FRS 102 (1 February 2014) and continues to credit such lease incentives to the profit and loss account over the period to the first review date on which the rent is adjusted to market rates.

(k) **Impairment of non-financial assets**

At each balance sheet date non-financial assets not carried at fair value are assessed to determine whether there is an indication that the asset (or asset's cash generating unit) may be impaired. If there is such an indication the recoverable amount of the asset (or asset's cash generating unit).

The recoverable amount of the asset (or asset's cash generating unit) is the higher of the fair value less costs to sell and value in use. Value in use is defined as the present value of the future cash flows before interest and tax obtainable as a result of the asset's (or asset's cash generating unit) continued use. These cash flows are discounted using a pre-tax discount rate that represents the current market risk-free rate and the risks inherent in the asset.

If the recoverable amount of the asset (or asset's cash generating unit) is estimated to be lower than the carrying amount, the carrying amount is reduced to its recoverable amount. An impairment loss is recognised in the profit and loss account, unless the asset has been revalued when the amount is recognised in other comprehensive income to the extent of any previously recognised revaluation. Thereafter any excess is recognised in profit and loss.

If an impairment loss is subsequently reversed, the carrying amount of the asset (or asset's cash generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the revised carrying amount does not exceed the carrying amount that would have been determined (net of depreciation or amortisation) had no impairment loss been recognised in prior periods. A reversal of an impairment loss is recognised in the profit and loss account.

(l) Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less and bank overdraft. Bank overdrafts, when applicable, are shown within borrowings in current liabilities.

(m) Provisions and contingencies

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events; it is probable that an out flow of resources will be required to settle the obligation; and the amount of the obligation can be estimated reliably.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations might be small.

In particular:

Restructuring provisions are recognised when the Group has a detailed, formal plan for the restructuring and has raised a valid expectation in those affected by either starting to implement the plan or announcing its main features to those affected and therefore has a legal or constructive obligation to carry out the restructuring; and

Provision is not made for future operating losses.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as a finance cost.

Contingencies

Contingent liabilities are not recognised, except those acquired in a business combination. Contingent liabilities arise as a result of past events when (a) it is not probable that there will be an outflow of resources or that amount cannot be reliably measured at the reporting date or (b) when the existence will be confirmed by the occurrence or non-occurrence of uncertain future events not wholly within the Group's control. Contingent liabilities are disclosed in the financial statements unless the probability of an outflow of resources is remote.

Contingent assets are not recognised. Contingent assets are disclosed in the financial statements when an inflow of economic benefits is probable.

(n) Financial instruments

The Group has chosen to adopt Sections 11 and 12 of FRS 102 in respect of financial instruments.

Financial assets

Basic financial assets, including trade and other receivables, cash and bank balances and investments in commercial paper, are initially recognised at transaction price, unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest.

Such assets are subsequently carried at amortised cost using the effective interest method.

At the end of each reporting period financial assets measured at amortised cost are assessed for objective evidence of impairment. If an asset is impaired the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset's original effective interest rate. The impairment loss is recognised in profit or loss.

If there is decrease in the impairment loss arising from fan event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been had the impairment not previously been recognised. The impairment reversal is recognised in profit or loss.

Other financial assets, including investments in equity instruments which are not subsidiaries, associates or joint ventures, are initially measure at fair value, which is normally the transaction price.

Such assets are subsequently carried at fair value and the changes in fair value are recognised in profit or loss, except that investments in equity instruments that are not publicly traded and whose fair values cannot be measured reliably are measured at cost less impairment.

Financial assets are derecognised when (a) the contractual rights to the cash flows from the asset expire or are settled, or (b) substantially all the risks and rewards of the ownership of the asset are transferred to another party or (c) despite having retained some significant risks and rewards of ownership, control of the asset has been transferred to another party who has the practical ability to unilaterally sell the asset to an unrelated third party without imposing additional restrictions.

Financial liabilities
Basic financial liabilities, including trade and other payables, bank loans, loans from fellow Group companies and preference shares that are classifies as debt, are initially recognised at transaction price, unless the arrangement constitutes a financing transaction, where the debt instrument is measure at the present value of the future receipts discounted at marker rate of interest.

Debt instruments are subsequently carried at amortised cost, using the effective interest rate method.

Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-prepayment for liquidity services and amortised over the period of the facility to which it relates.

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, there are presented as non-current liabilities. Trade payables are recognised initially at transaction price and subsequently measured at amortised cost using the effective interest method.

Financial liabilities are derecognised when the liability is extinguished, that is when the contractual obligation is discharged, cancelled or expires.

Offsetting
Financial assets and liabilities are offset and the net amounts presented in the financial statements when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Hedging arrangements
The Group does not generally apply hedge accounting in respect of forward foreign exchange contracts held to manage the cash flow exposures of forecast transactions denominated in foreign currencies.

(o) Share capital
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares or options are shown in equity as a deduction, net of tax, from the proceeds.

(p) Distributions to equity holders
Dividends and other distributions to the Group's shareholders are recognised as a liability in the financial statements in the period in which the dividends and other distributions are approved by the shareholders. These amounts are recognised in the statement of changes in equity.

(q) Related party transactions

The Group discloses transactions with related parties which hare not wholly owned within the same Group. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the directors, separate disclosure is necessary to understand the effect of the transactions on the Group financial statements.

3. Critical accounting judgements and estimation uncertainty

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(a) Critical judgements in applying the Group's accounting policies

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(b) Useful economic lives of tangible assets

The annual depreciation charge for tangible assets is sensitive to changes in the estimated useful economic lives and residual values of the assets. The useful economic lives and residual values are re-assessed annually. They are amended when necessary to reflect current estimates, based on technological advancement, future investments, economic utilization and the physical condition of the assets. See note 10 for the carrying amount of the property plant and equipment and note 1(i) for the useful economic lives for each class of assets.

(c) Impairment of debtors

The company makes an estimate of the recoverable value of trade and other debtors. When assessing impairment of trade and other debtors, management considers factors including the current credit rating of the debtor, the ageing profile of debtors and historical experience. See note 12 for the net carrying amount of the debtors and the associated impairment provision.

(d) Provisions (note 16)

Provisions are made for asset dilapidations. These provisions require management's best estimate of the costs that will be incurred based on legislative and contractual requirements. In addition, the timing of the cash flows and the discount rates used to establish net present value of the obligations require management's judgement.

4. Turnover

Analysis of turnover by geography	2018	2017
United Kingdom	20,885,132	18,781,116
APAC	3,643,672	2,828,831
EMEA excluding UK	5,526,911	2,880,298
United States	13,325,165	7,714,111
	43,380,880	32,204,356

Analysis of turnover by category:	2018	2017
Annual recurring revenue	34,030,746	26,959,342
Telecommunications minutes	5,472,795	2,531,955
Professional services	3,356,492	2,587,697
Other	520,847	125,362
	43,380,880	32,204,356

5. Operating loss

Operating loss is stated after charging:

	2018	2017
Wages and salaries	27,262,408	25,113,760
Social security costs	3,197,763	2,341,092
Other pension costs	850,300	829,897
Share based payments	234,910	(236,774)
Staff costs charged to profit and loss	31,545,381	28,047,975
Loss on disposal of tangible assets	(2,139)	(1,639)
Impairment of trade receivables	366,677	344,820
Operating lease charges	1,366,802	1,362,320
Foreign exchange losses / (gains)	(151,878)	(477,659)
Fees payable to the Company's auditor and its associates for the audit of the parent Company and the Group's consolidated financial statements	55,000	46,800
Fees payable to the Company's auditor and its associates for other services:		
Other assurance services		57,860
Tax advisory services	9,500	11,760
Total amount payable to the Company's auditor and its associates	64,500	116,420

6. Employees and directors

Employees

The average monthly number of persons (including executive directors) employed by the Group during the year was:

	2018	2017
	No	No
Administration and central functions	55	41
Sales & marketing	114	136
Service delivery	115	69
Research & development	104	103
	388	349

Directors

The directors' emoluments were as follows:

	2018	2017
	£	£
Aggregate emoluments	915,308	680,885
Compensation for loss of office	112,500	0
Aggregate amounts (excluding shares) receivable under long term incentive schemes	0	28,749
	1,027,808	709,634

Three directors (2017: two) were members of defined contribution schemes.

No director exercised share options during the year (2017: nil).

Highest paid director

The highest paid director's emoluments were as follows:

	2018	2017
	£	£
Total amount of emoluments and amounts (excluding shares) receivable under long-term incentive schemes	504,060	358,882
Compensation for loss of office	112,500	0
	616,560	358,882

The highest paid director did not exercise any share options in 2018 (2017: no shares exercised) and is not accruing benefits under a long-term incentive scheme in 2018 or 2017.

Key management compensation

Key management includes the directors and members of senior management. The compensation paid or payable to key management for employee services is shown below:

	2018	2017
	£	£
Salaries and other short-term benefits	**3,385,486**	2,944,853
Post-employment benefits	**110,770**	110,295
Share based payments	**272,800**	48,175
	3,769,056	3,103,323

All key management are employees of the Company.

7. Share-based payments

Certain employees of the company along with other group employees have been granted options over the shares in the Company. The options are granted with a fixed exercise price, are exercisable four years after the date of grant and expire ten years after the date of grant.

On October 27th 2006, the Board of directors approved the establishment of an Enterprise Management Incentive ("EMI") share option scheme (scheme 1). Four subsequent rounds occurred in May 2008, July 2009 and July 2010 all with the same terms (schemes 2 - 4). Two new plans, the 2011 EMI plan (scheme 5) and 2011 Directors EMI plan (scheme 6) were issued on October 20, 2011. Two additional plans were issued in July 2013 (scheme 7) and Sept 2013 (scheme 8). In February 2014 and May 2014, 3 additional rounds were issued (9-11). In 2015 additional rounds were issued to UK and international staff.

The contractual life of all options is 10 years. EMI schemes 1 – 4 have time based vesting with all options vesting over periods of up to 4 years. Under EMI schemes 5 – 8 vested options are exercisable upon the occurrence of a trade sale of the Company's shares or in the event of a listing of the Company's shares on a recognised investment exchange. With the 2011 plan the share value must reach 23.56p before options can be exercised. The 2011 Directors plan includes valuation hurdles where a certain amount of options vest before an exit event depending on the valuation of the company, and various other events on which the options will vest. The 2014 schemes 9 -11 have time based vesting with all options vesting over a period of 3 years. The 2015 (12-18) schemes are all time vesting over four years. The 2016 (19 – 24) schemes are all time vesting over four years.

The Group operates four share-based payment schemes for its employees: UK, US, International and Executives.

A reconciliation of share option movements over the year to 31 January 2018 is shown below:

	2018			
	Group		Company	
	No	Weighted Average Exercise Price (pence)	No	Weighted Average Exercise Price (pence)
Outstanding at 1 February	27,551,988	8.25	22,310,551	2.99
Granted	5,197,965	22.41	2,375,682	11.02
Exercised	(2,191,489)	1.35	(2,174,549)	1.16
Lapsed	(4,007,999)	16.81	(2,125,687)	1.41
Outstanding at 31 January	26,550,465	10.69	20,385,997	3.70

	2017			
	Group		Company	
	No	Weighted Average Exercise Price (pence)	No	Weighted Average Exercise Price (pence)
Outstanding at 1 February	26,832,139	2.04	21,878,067	1.00
Granted	5,092,401	21.06	898,150	1.00
Exercised	(1,013,338)	1.00	(1,013,338)	1.00
Lapsed	(3,359,214)	9.46	547,672	2.70
Outstanding at 31 January	27,551,988	8.25	22,310,551	2.99

The options in all schemes were valued on the assumption that they represented nil-cost options as the fair values calculated were not materially different from using more complex methodology. Under option pricing theory where options have a nil-cost and no dividends are expected to be paid over the vesting period the fair value of the options is equal to the share price at grant date.

Under schemes 5, 6, 8 and 10 all options vest on an exit event (e.g. IPO, trade sale, liquidation). Under scheme 6 a certain numbers of options may vest if the options holders demand an independent valuation of the company, or on various other events. The directors of the company deem these to be unlikely and in valuing the options have assumed all options in scheme 5 and 6 vest on an exit event.

On 31 October 2018 the Group was acquired by Vonage Holdings Corp. As a result of this acquisition of NewVoiceMedia Limited by Vonage Holdings Corp, a proportion of the outstanding options vested immediately, and the resulting accelerated charge was included in the income statement in October 2018.

8. Net interest expense

(a) Interest receivable and similar income

	2018	2017
	£	£
Bank interest received	16,379	123,787
Total interest income on financial assets not measured at fair value through profit or loss	16,379	123,787
Total interest income receivable and similar income	**16,379**	123,787

(b) Interest payable and similar charges

	2018	2017
	£	£
Bank interest payable	(194,569)	(187,968)
Interest expense on revolving facility	0	(60,024)
Total interest expense on financial liabilities not measured at fair value through profit or loss	(194,569)	(247,992)
Total interest payable and similar charges	**(194,569)**	(247,992)

(c) Net interest expense

	2018	2017
	£	£
Interest receivable and similar income	16,379	123,787
Interest payable and similar charges	(194,569)	(247,992)
Net interest income	**(178,190)**	(124,205)

9. Tax on loss

(a) Tax credit included in profit or loss

	2018	2017
	£	£
Tax credit included in profit or loss		
Current tax:		
UK Corporation tax on loss for the year	(901,931)	(1,049,254)
Foreign corporation tax on loss for the year	65,182	456,068
Adjustment in respect of prior periods	80,389	(117,507)
Total current tax	(756,360)	(710,693)

(b) Deferred tax

No deferred asset has been recognised since there is insufficient certainty that there will be suitable taxable profits from which the reversal of underlying timing differences can be deducted. Details of the amount of deferred tax not recognised in the statutory financial statements are given below.

	2018	2017
	£	£
Deferred tax:		
Accelerated capital allowances	(601,414)	(459,899)
Short term timing differences	(342,048)	(302,085)
Losses	(13,946,975)	(11,748,484)
Total unrecognised deferred tax	(14,890,437)	(12,510,468)

(c) Reconciliation of tax credit

Tax assessed for the year is higher (2017: higher) than the standard rate of corporation tax in the UK for the year ended 31 January 2018 of 19.16% (2017: 20%). The differences are explained below:

	2018	2017
	£	£
Reconciliation of effective tax charge		
Loss on ordinary activities before tax	(16,025,812)	(21,532,470)
Loss multiplied by the standard rate of tax in the UK of 19.16% (2017: 20%)	(3,072,149)	(4,306,494)
Effects of:		
Foreign taxes	(7,249)	(120,756)
Accelerated capital allowances / other timing differences	134,979	89,471
Expenses not deductible for tax purposes	(615,637)	(789,294)
Losses carred forward	2,567,802	4,135,894
Losses surrendered for R&D tax credit	1,057,436	1,447,246
R&D tax credit payable at below the CT rate	(901,931)	(1,049,253)
Adjustments in respect of prior periods	80,389	(117,507)
Tax credit for the year	(756,360)	(710,693)

(d) Tax rate changes

Changes to the UK corporation tax rates were substantively enacted as part of Finance Bill 2015 on 26 October 2015. These include reductions to the main rate to reduce the rate to 19% from 1 April 2017 and to 17% from 1 April 2020. Deferred taxes at the balance sheet date have been measured using these enacted tax rates and reflected in these financial statements.

10. Tangible assets

Group	Leasehold	Computer equipment	Fixtures and fittings	Total
As at 31 January 2017				
Cost	1,489,205	2,932,033	1,822,857	6,244,095
Accumulated depreciation and impairment	(57,901)	(1,791,979)	(1,084,022)	(2,933,902)
Net book amount	1,431,304	1,140,054	738,835	3,310,193
Year ended 31 January 2018				
Opening net book amount	1,431,304	1,140,054	738,835	3,310,193
Exchange differences	0	18,398	7,671	26,069
Additions	0	340,200	84,191	424,391
Disposals	0	(688)	(414)	(1,102)
Depreciation	(177,848)	(489,855)	(350,123)	(1,017,826)
Closing net book amount	1,253,456	1,008,109	480,160	2,741,725
At 31 January 2018				
Cost	1,489,205	3,271,545	1,906,634	6,667,384
Accumulated depreciation and impairment	(235,749)	(2,263,436)	(1,426,474)	(3,925,659)
Net book amount	1,253,456	1,008,109	480,160	2,741,725

Company	Leasehold	Computer equipment	Fixtures and fittings	Total
As at 31 January 2017				
Cost	1,489,205	2,731,435	1,462,147	5,682,787
Accumulated depreciation and impairment	(57,901)	(1,687,091)	(925,341)	(2,670,333)
Net book amount	1,431,304	1,044,344	536,806	3,012,454
Year ended 31 January 2018				
Opening net book amount	1,431,304	1,044,344	536,806	3,012,454
Additions	0	299,344	71,174	370,518
Disposals	0	(651)		(651)
Depreciation	(177,848)	(426,797)	(251,722)	(856,367)
Closing net book amount	1,253,456	916,240	356,258	2,525,954
At 31 January 2018				
Cost	1,489,205	3,030,128	1,533,321	6,052,654
Accumulated depreciation and impairment	(235,749)	(2,113,888)	(1,177,063)	(3,526,700)
Net book amount	1,253,456	916,240	356,258	2,525,954

11. Investments

Subsidiary undertakings	£	£
At 1 February 2017/2016	**146,424**	850
Additions	**21,464**	145,574
As at 31 January 2018/2017	**167,888**	146,424

During the year the company set up a new subsidiary in Germany and invested funds as above.

During the year the Company had interests in the following investments, all of which are consolidated in the Group financial statements.

Name	Country of incorporation	Nature of business	Interest
NewVoiceMedia (Asia Pacific) Ltd *Shop Unit 9 Expo Galleria, HK Convention & Exhibition Centre, 1 Expo Drive Wanchai, Hong Kong*	Hong Kong	Dormant	100% ordinary shares
NewVoiceMedia UK Ltd *Jay Close, Basingstoke, RG22 4BS*	England	Dormant	100% ordinary shares
NewVoiceMedia US Inc *49 Stevenson St, Suite 1000, San Francisco, CA94105*	United States	Telecommunications and software	100% ordinary shares
NewVoiceMedia Pty Ltd *Tower 2 Darling Park, 201 Sussex Street, Sydney NSW 2000*	Australia	Telecommunications and software	100% ordinary shares
NewVoiceMedia Sp z.o.o *Ul Marszalka Jozefa, Pilsudskiego nr 69, Stare Miastgo, Wroclaw*	Poland	Telecommunications and software	100% ordinary shares
NewVoiceMedia Germany GmbH *Landsberger Strasse 155, 80687 Munchen*	Germany	Telecommunications and software	100% ordinary shares

12. Debtors

	Group		Company	
	2018	2017	**2018**	2017
Trade debtors	**9,962,537**	9,195,579	**6,699,940**	5,464,786
Amounts owed by group undertakings	**0**	0	**286,510**	85,430
Corporation tax	**674,637**	700,875	**901,931**	1,049,253
Prepayments	**2,750,694**	2,222,026	**2,226,545**	1,846,800
	13,387,868	12,118,480	**10,114,926**	8,446,269

Amounts owed by group undertakings are interest free, repayable on demand and unsecured.

Amounts totaling £539,917 (2017: £840,098) have been provided against trade debtors.

13. Creditors: amounts falling due within one year

	Group		Company	
	2018	2017	2018	2017
Trade creditors	3,199,408	3,357,957	2,473,672	2,797,400
Amounts owed to group undertakings	0	0	7,381,086	5,324,834
Other creditors	1,943,662	1,599,555	1,729,381	1,075,189
Other taxation and social security	1,311,917	1,279,917	1,256,430	1,088,020
Deferred Income	21,109,820	15,528,298	12,672,409	8,950,315
Accruals	3,941,221	3,440,673	2,087,442	1,989,317
	31,506,028	25,206,400	27,600,420	21,225,075

No security has been given on any liability.

Amounts owed to group undertaking are interest free, repayable on demand and unsecured.

14. Loans and other borrowings

The Group had access to a revolving loan facility provided by Silicon Valley Bank. This $12.5m facility has a loan maturity date in December 2019. It attracts an annual renewal fee and unused line fee of 1.25%. No borrowing have been drawn to date. The revolving loan facility was terminated in November 2018.

In 2017, the Group had an agreement with Hercules Technology Growth Capital Inc. dated December 2014. This agreement made available a $10,000,000 term loan and a $15,000,000 revolving loan facility. The fixed term loan expired 31st December 2015 without being drawn down. The revolving loan facility remained available until 1st December 2017. Hercules levied a 0.5% unused line fee. The amount drawn down during the year was nil (2017: nil).

15. Post-employment benefits

Defined contribution scheme

The Group provides a defined contribution schemes for its employees in United Kingdom, Poland, Australia and United States.

The amount recognised as an expense for the defined contribution scheme was:

	Group		Company	
	2018	2017	2018	2017
Current period contributions	850,300	829,897	486,182	521,853

16. Provision for other liabilities

Included within Other Creditors, the Group and Company had the following provisions during the year:

Dilapidation Provision	2018 £	2017 £
At 1 February 2017	396,720	100,000
Capitalised in cost of asset	0	396,720
Amounts utilised	0	(100,000)
At 31 January 2018	**396,720**	**396,720**

As part of the Group's property leasing arrangements on the Jays Close lease, there is an obligation to repair damages which may incur during the life of the lease. An amount of nil (2017: £396,720) has been capitalized in cost of assets in respect of this obligation.

As part of the Group's property leasing arrangements in 2017 there was an obligation to repair damages which incurred during the life of the lease, such as wear and tear. The provision was utilized during 2017 following the termination of the Basingstoke lease.

17. Financial instruments

Group

The Group has the following financial instruments:

Group		2018		2017
Financial assets that are debt instruments measured at amortised cost				
Trade receivables	9,962,537		9,195,579	
		9,962,537		9,195,579
Financial liabilities measured at amortised cost				
Trade creditors	3,199,408		3,357,957	
Accruals	3,941,221		3,440,673	
Other creditors	1,943,662		1,599,555	
		9,084,291		8,398,185

Company

The Company has the following financial instruments:

Company		2018		2017
Financial assets that are debt instruments measured at amortised cost				
Trade receivables	6,699,940		5,464,786	
Amounts owed by group undertakings	286,510		85,430	
		6,986,450		5,550,216
Financial liabilities measured at amortised cost				
Trade creditors	2,473,672		2,797,400	
Accruals	2,087,442		1,989,317	
Amounts owed to group undertakings	7,381,086		5,324,834	
Other creditors	1,729,381		1,075,189	
		13,671,581		11,186,740

18. Share capital and other reserves

Group and Company

Allotted and fully paid Class	Nominal Value	Number	2018	Number	2017
B Ordinary	£0.01	23,444,461	234,445	22,734,112	227,341
C Ordinary	£0.01	5,674,465	56,745	5,674,465	56,745
A Preferred	£0.01	13,729,340	137,293	13,729,340	137,293
B Preferred	£0.01	26,146,259	261,463	26,146,259	261,463
C Preferred	£0.01	30,510,280	305,103	30,510,280	305,103
D Preferred	£0.01	37,834,886	378,349	37,834,886	378,349
E Preferred	£0.01	33,458,662	334,587	33,458,662	334,587
F Preferred	£0.01	16,928,158	169,282	16,928,158	169,282
Restricted	£0.01	1,597,692	15,977	1,597,692	15,977
			1,893,244		1,886,140

2,164,549 Ordinary 'B' share options of 1p were exercised at 1p; 16,940 at 26p, 10,000 at 34p and 20,000 at 2.06p resulting in increased share premium of £7,147.

The ordinary B shareholders have rights to receive notice to attend, to speak out or to exercise any voting powers at any general meeting of the company. Preferred shareholders have preferential rights over any distributions of surplus assets. Preferred shares are convertible to ordinary shares at the right of the holder. New articles were adopted following the creation of 'Restricted' shares. 'Restricted' shareholders rank above/below 'E', 'D', 'C', 'B' and 'A' preference shareholders. 'C' ordinary shareholders rank above 'B' shareholders on a liquidation or other return of surplus assets.

Other reserves

Other reserves consist of the following amounts

Group	Capital Redemption Reserve	Cumulative Translation Adjustment	Share Based Compensation Reserve	Total
At 1 February 2017	5,060	383,941	1,190,394	1,579,395
Cumulative translation adjustment		501,935		501,935
Transfer to share premium account	-	-	(534,303)	(534,303)
Income Statement charge	-	-	234,910	234,910
At 31 January 2018	**5,060**	**885,876**	**891,001**	**1,781,937**

Company	Capital Redemption Reserve £	Other £	Share Based Compensation Reserve £	Total £
At 1 February 2017	5,060	216,358	1,190,394	1,411,812
Transfer to share premium account			(534,303)	(534,303)
Income Statement charge		82,624	234,910	317,534
At 31 January 2018	**5,060**	**298,982**	**891,001**	**1,195,043**

The capital redemption reserve was established in 2007 when NewVoiceMedia Limited bought back shares from a former director.

The share based compensation reserve reflects the fair value of options issued via UK and International schemes awarded to employees an non-executive directors.

19. Notes to the cash flow statement

	2018 £	2017 £
Loss for the financial year	**(15,269,452)**	(20,821,777)
Adjustments for:		
Tax on loss on ordinary activities	**(756,360)**	(710,693)
Net interest expense	**178,190**	124,205
Operating loss	**(15,847,622)**	(21,408,265)
Depreciation of tangible assets	**1,017,826**	882,129
(Profit)/loss on disposal of tangible assets	**(2,139)**	(1,639)
Foreign exchanges (gain)/losses	**(151,878)**	0
Share based payment charge	**234,910**	(236,774)
Working capital movements:		
(Increase)/decrease in debtors	**(1,295,625)**	(3,287,256)
(Decrease)/increase in deferred revenue	**6,443,043**	5,913,676
increase in payables	**718,106**	186,460
Cash flow from operating activities	**(8,883,379)**	**(17,951,669)**

Analysis of changes in net debt

	At 1 Feb 2017	Cash flows	Non-cash charges	At 31 Jan 2018
	£	£	£	£
Cash at bank and in hand	18,957,082	(9,595,463)	504,516	9,866,135
Restricted cash	242,228	214,802	(28,650)	428,380
Cash and cash equivalents	19,199,310	(9,380,661)	475,866	10,294,515

Non-cash movements represent foreign exchange translation adjustments.

Restricted cash refers to a Line of Credit. £213,578 has been used to secure the issuance of a LOC by Citibank to cover the US office lease security deposit. £214,802 has been used to secure the issuance of a LOC by HSBC to cover the issuance of US corporate credit cards.

20. Contingent liabilities

Group and company

The Company guarantees the liabilities at the relevant company at the end at the year until those liabilities have been settled in full. The contingent liability at the year end was £725,736 (2017: £573,281). This value reflects the liabilities of the relevant subsidiaries at the year end.

21. Capital and other commitments

At 31 January, the Group and Company had the following capital commitments:

	Group		Company	
	2018	2017	**2018**	2017
Contracts for future capital expenditure not provided in the financial statements				
Property, plant and equipment	**294,322**	52,241	**170,766**	41,272

The Group and Company had the following future minimum lease payments under non-cancellable operating leases for each of the following periods:

	Group		Company	
Payments due	**2018**	2017	**2018**	2017
Not later than one year	**1,479,722**	1,316,437	**394,755**	410,293
Later than one year and not later than five years	**2,472,139**	3,260,024	**789,510**	1,184,265
Later than five years	**2,345,945**	2,079,970	**1,184,265**	1,973,775
	6,297,806	6,656,431	**2,368,530**	3,568,333

These operating leases relate to office premises rents used by the Group. There are no contingent rental, renewal or purchase option clauses. Rents payable increase by local inflation.

The Group and Company had no other off-balance sheet arrangements except for the operating lease hire of printers.

22. Related party transactions

Group

See note 6 for disclosure of the directors' and key management remuneration. The directors sit on approx 100 company boards between them but no related party transactions have arisen.

Company

Other than the transactions disclosed above and in note 7, the Company's other related party transactions were with wholly owned subsidiaries and so have not been disclosed.

23. Controlling party

Group and company

At the balance sheet date, the Group was owned by a number of private shareholders and companies, none of whom own more than 20% of the issued share capital of the Company. Accordingly, there was no parent entity or ultimate controlling party at the balance sheet date. At the date of signature of these financial statements, the Group is 100% owned and controlled by Vonage Holdings Corp.

24. Events after the reporting period

In March 2018 the company incorporated an entity in Luxembourg (NewVoiceMedia Luxembourg Sarl) to support the expansion of the sales and marketing team in Germany and Continental Europe.

On 31 October 2018 the Group was acquired by Vonage Holdings Corp. As a result of this acquisition of NewVoiceMedia Limited by Vonage Holdings Corp, a proportion of the outstanding options vested immediately, and the resulting accelerated charge was included in the income statement in October 2018.

25. Reconciliation from UK FRS 102 to accounting principles generally accepted in the United States of America ("US GAAP")

The accompanying financial statements of NewVoiceMedia Limited have been prepared in accordance with Financial Reporting Standard 102 (FRS 102) the Financial Reporting Standard applicable in the UK as described in note 1. FRS 102 differs in certain respects from the requirements of US GAAP and the effects of the US GAAP application are detailed below:

	Income statement 2018 £	Net Assets 2018 £	Income statement 2017 £	Net Assets 2017 £
UK FRS 102 results:				
Loss for the year	(15,269,452)		(20,821,777)	
Shareholder net (liabilities)/assets		(5,081,920)		9,421,583
US GAAP adjustment:				
Revenue recognition	39,001	2,776,613	823,039	2,737,612
Results/Net Assets under US GAAP	(15,230,451)	(2,305,307)	(19,998,738)	12,159,195

Revenue Recognition

Under UK GAAP, professional services revenue in relation to contracts is recognized ratably over the contract term. Under US GAAP, pursuant to ASC 605, revenue is recognized once the services are provided. The net result of this adjustment has resulted in £39,001 of additional revenue being recognized in 2018 and a cumulative increase in net assets of £2,776,613 at 31 January 2018 (2017: increase in revenue £823,039, cumulative increase in net assets £2,737,612). The Group adopted ASC 606 on a modified retrospective basis from 1 February 2018.

Note to the cashflow statement

Reconciliation of operating loss under US GAAP to net cash outflow from operating activities:

	2018 £	2017 £
Loss for the financial year under US GAAP	**(15,230,451)**	(19,998,738)
Adjustments for:		
Tax on loss on ordinary activities	**(756,360)**	(710,693)
Net interest expense	**178,190**	124,205
Operating loss	**(15,808,621)**	(20,585,226)
Depreciation of tangible assets	**1,017,826**	882,129
(Profit)/loss on disposal of tangible assets	**(2,139)**	(1,639)
Foreign exchanges (gain)/losses	**(151,878)**	0
Share based payment charge	**234,910**	(236,774)
Working capital movements:		
(Increase)/decrease in debtors	**(1,295,625)**	(3,287,256)
(Decrease)/increase in deferred revenue under US GAAP	**6,404,042**	5,090,637
Increase in payables	**718,106**	186,460
Cash flow from operating activities	**(8,883,379)**	(17,951,669)

	2018 £	2017 £
Net cash from operating activities	**(8,883,379)**	(17,951,669)
R&D tax credit received	**960,834**	1,179,177
Taxation received / (paid)	**(178,237)**	(370,133)
Net cash generated from operating activities	**(8,100,782)**	(17,142,625)
Cash flows from investing activities		
Purchase of tangible assets	**(424,391)**	(2,204,839)
Proceeds from sale of tangible assets	**3,241**	2,494
Interest received	**16,379**	123,787
Net cash used in investing activities	**(404,771)**	(2,078,558)
Cash flows from financing activities		
Interest paid	**(194,569)**	(247,992)
Exercise proceeds from share based payments	**29,104**	15,270
Net cash used in financing activities	**(165,465)**	(232,722)
Net decrease in cash and cash equivalents	**(8,671,018)**	(19,453,905)
Cash and cash equivalents at the beginning of the year	**19,199,310**	38,841,274
Foreign exchange translation adjustment	**(233,777)**	(188,059)
Cash and cash equivalents at end of year	**10,294,515**	19,199,310
Cash and cash equivalent consists of:		
Cash at bank and in hand	**10,294,515**	19,199,310
Cash and cash equivalents	**10,294,515**	19,199,310